SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 22, 2004

PRG-SCHULTZ INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Commission File Number:   000-28000

Georgia	58-2213805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Galleria Parkway Suite 100 Atlanta, Georgia	30339-5949
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number including area code:   (770) 779-3900

        (Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 22, 2004

Item 12.   Results of Operations and Financial Condition

The information provided pursuant to this Item 12 is to be considered “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) and incorporated by reference into those filings of PRG-Schultz International, Inc. (“PRG-Schultz”) that provide for the incorporation of all reports and documents filed by PRG-Schultz under the Exchange Act.

On April 22, 2004, PRG-Schultz issued a press release announcing its results for the quarter ended March 31, 2004. PRG-Schultz hereby incorporates by reference herein the information set forth in its Press Release dated April 22, 2004, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and such press release shall not create any implication that the affairs of PRG-Schultz have continued unchanged since such date.

Except for the historical information contained in this report, the statements made by PRG-Schultz are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. PRG-Schultz’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the Press Release. See the risk factors contained in the Press Release for a discussion of certain risks and uncertainties that may impact such forward looking statements. For further information on other risk factors, please refer to the “Risk Factors” contained in PRG-Schultz’s Form 10-K filed March 5, 2004 with the Securities and Exchange Commission. PRG-Schultz disclaims any obligation or duty to update or modify these forward-looking statements.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRG-SCHULTZ INTERNATIONAL, INC.

Date: April 22, 2004	By: /s/ Clinton McKellar, Jr.
Clinton McKellar, Jr. General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 22, 2004